UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): Wednesday, May 5, 2010
EMS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-06072	58-1035424

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Engineering Drive Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 263-9200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information
Item 2.02 Results of Operations and Financial Condition
On May 5, 2010, the Registrant is publicly releasing financial results for its quarter ended April 3, 2010. Such release is being made by press release and by a subsequent telephone conference call that has been announced to, and is broadly accessible by, the public. The press release is furnished with this filing as Exhibit 99.1.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
EMS Technologies, Inc. is organized into four reportable segments: LXE, Defense & Space, Aviation and Global Tracking; the Aviation and Global Tracking segments were formerly included in the “Communications & Tracking” reportable operating segment. The historical financial information for all four quarters of 2009 has been recast for the new segment structure as follows (in thousands):

	2009 Quarters Ended
	April 4	July 4	October 3	December 31
Net sales:
Aviation	$34,513	33,408	32,326	23,662
LXE	23,944	29,807	26,237	29,453
Defense & Space	26,908	25,188	23,057	16,426
Global Tracking	6,913	8,535	4,111	15,484

Total	$92,278	96,938	85,731	85,025

Operating income (loss):
Aviation	$5,066	3,799	(1,305)	3,399
LXE	(5,061)	214	(1,348)	(20,336)
Defense & Space	2,892	2,301	2,140	(19)
Global Tracking	(759)	(4)	1,737	(550)
Corporate & Other	(4,080)	(2,955)	1,342	(1,106)

Total	$(1,942)	3,355	2,566	(18,612)

Earnings (loss) from continuing operations before income taxes:
Aviation	$5,556	3,999	(1,333)	3,161
LXE	(5,138)	(22)	(1,213)	(20,335)
Defense & Space	2,892	2,301	2,218	(96)
Global Tracking	(407)	239	1,501	(575)
Corporate & Other	(5,871)	(3,491)	704	(1,505)

Total	$(2,968)	3,026	1,877	(19,350)

We also measure our performance based on the non-GAAP financial measure of earnings before interest expense, income taxes, depreciation and amortization, and before impairment loss and related charges, acquisition-related items and acquisition-related foreign exchange adjustment (“Adjusted EBITDA”). The following is a reconciliation of the net (loss) earnings from continuing operations before income taxes to Adjusted EBITDA by segment for all four quarters of 2009 recast for the new segment structure (in thousands):

			Defense	Global
	Aviation	LXE	& Space	Tracking
Three Months Ended April 4, 2009
Earnings (loss) from continuing operations before income taxes	$5,556	(5,138)	2,892	(407)
Interest expense	43	85	—	—
Depreciation and amortization	2,003	966	806	547

Adjusted EBITDA	$7,602	(4,087)	3,698	140

Three Months Ended July 4, 2009
Earnings (loss) from continuing operations before income taxes	$3,999	(22)	2,301	239
Interest expense	27	57	—	—
Depreciation and amortization	2,129	942	849	1,353

Adjusted EBITDA	$6,155	977	3,150	1,592

Three Months Ended October 3, 2009
Earnings (loss) from continuing operations before income taxes	$(479)	(1,213)	2,218	647
Interest expense	(2)	63	(78)	—
Depreciation and amortization	2,190	728	838	858

Adjusted EBITDA	$1,709	(422)	2,978	1,505

Three Months Ended December 31, 2009
Earnings (loss) from continuing operations before income taxes	$2,307	(20,335)	(96)	279
Interest expense	—	(112)	78	—
Depreciation and amortization	2,255	709	874	782
Impairment loss and related charges	—	19,891	—	—

Adjusted EBITDA	$4,562	153	856	1,061

(c)	The following exhibits are furnished as part of this Form 8-K.

Exhibit
No.	Description

99.1	Press release dated as of May 5, 2010, releasing EMS’s financial results for the quarter ended April 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMS TECHNOLOGIES, INC.
Date: May 5, 2010	By:	/s/ Gary B. Shell
Gary B. Shell
Senior Vice President, Chief Financial Officer and Treasurer